UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2004

Dex Media West LLC

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-112694 (Commission File Number)	25-1903487 (IRS Employer Identification No.)

198 Inverness Drive West Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code (303) 784-2900

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

99.1     Press release, dated November 10, 2004

In press release, dated November 10, 2004 Dex Media, Inc. announced that its wholly-owned subsidiary, Dex Media West LLC, priced on November 9, 2004 for settlement on November 24, 2004, its new Senior Notes Offering, due 2011, at a rate of 5.875 percent. Repayment of the notes can be accelerated in the event of default.

The offering, which has been expanded from $200 to $300 million, is available to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended. The gross proceeds from the offering will be used to partially pay down existing Dex Media West bank facilities.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Dex Media West LLC has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 9, 2004

DEX MEDIA WEST LLC
By:	/s/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated November 10, 2004